EXHIBIT H 3

AMENDMENT TO
AMENDED AND RESTATED SECURITIES LENDING AGENCY AGREEMENT
BETWEEN ARTIO GLOBAL EQUITY FUND INC.
AND STATE STREET BANK AND TRUST COMPANY

          This Amendment (this “Amendment”) is between Artio Global Equity Fund Inc. (the “Lender”), and State Street Bank and Trust Company, a Massachusetts trust company (the “Bank”).

          Reference is made to an Amended and Restated Securities Lending Agency Agreement dated as of April 15, 2009 between the Lender and the Bank, as in effect on the date hereof prior to giving effect to this Amendment (the “Agreement”).

          WHEREAS, the Lender and the Bank both desire to amend the Agreement as set forth below.

          NOW THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respects:

          1. Definitions. All terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

          2. Amendment. Each of Schedule 1 to the Agreement and Exhibit IA to Schedule I are hereby deleted in their entirety and replaced with the revised Schedule 1 and Exhibit IA attached to this Amendment.

          3. Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified. This Amendment shall be construed in accordance the laws of The Commonwealth of Massachusetts.

          4. Effective Date. This Amendment shall be effective as of April 15, 2010.

          IN WITNESS WHEREOF, the parties hereto execute this Amendment as an instrument under seal by their duly authorized officers by affixing their signatures below.

ARTIO GLOBAL EQUITY FUND INC.		STATE STREET BANK AND TRUST COMPANY

Name:	/s/ Alex Bogaenko	Name:	/s/ Suzanne N. Lee

/s/ Timothy J. Clemens		By:	Suzanne N. Lee

By:	Alex Bogaenko	Its:	Senior Managing Director

Timothy J. Clemens

Its:	Treasurer

Chief Financial Officer

Schedule I
Approved Investments

Money Market Funds

Lender instructs Bank to invest cash Collateral in State Street Navigator Securities Lending Prime Portfolio and has concurrent herewith completed and delivered the Subscription Agreement attached hereto as Exhibit IA.

ARTIO GLOBAL EQUITY FUND INC.

Name:	/s/ Alex Bogaenko

/s/ Timothy J. Clemens

By:	Alex Bogaenko

Timothy J. Clemens

Its:	Treasurer

Chief Financial Officer

Date:	4/21/10

Acknowledged and agreed:

STATE STREET BANK AND TRUST COMPANY

Name:	/s/ Suzanne N. Lee

By:	Suzanne N. Lee

Its:	Senior Managing Director

Date: As of April 15, 2010

Exhibit IA

Subscription Agreement

TERMS AND CONDITIONS APPLICABLE TO INVESTMENT IN THE
STATE STREET NAVIGATOR SECURITIES LENDING PRIME PORTFOLIO

This Subscription Agreement is entered into in connection with the Amended and Restated Securities Lending Agency Agreement (the “Agency Agreement”) dated April 15, 2009 between ARTIO GLOBAL EQUITY FUND INC. (the “Lender”) and State Street Bank and Trust Company (the “Bank”).

1. Agency Agreement Approved Investments. On the date hereof, Lender has instructed the Bank under the Agency Agreement to invest all cash Collateral in the State Street Navigator Securities Lending Prime Portfolio (referred to hereafter as the “Portfolio”) and by signing below agrees to all of the terms, representations and warranties, fees and expenses as set out in this Subscription Agreement.

2. Fees and Expenses. In respect of the State Street Navigator Securities Lending Prime Portfolio:

On an annualized basis, the management/trustee/custody/fund administration/transfer agent fee for investing cash Collateral in the Portfolio is not more than 5.00 basis points netted out of yield. The trustee of the Portfolio may pay out of the assets of the Portfolio all reasonable expenses and fees of the Portfolio, including professional fees or disbursements incurred in connection with the operation of the Portfolio.

3. Representations and Warranties. In connection with the purchase of the interests in the Portfolio (“Interests”), the Lender also represents and warrants to, and agrees and covenants with, the Portfolio, in each case as of the date hereof and as of the date or dates on which any Interests are so purchased, as follows, and authorizes and directs the Bank (unless the Lender has expressly notified The Bank to the contrary in writing) to execute and to deliver, on behalf of the Lender, one or more documents relating to such representations and warranties:

(a) Interests will be purchased for the account of the Lender for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein and the Lender has not received any form of general solicitation or advertising in connection with its decision to purchase Interests;

(b) The Lender understands that the Portfolio is a privately offered money market mutual fund, has been informed of the investment objectives and policies of the Portfolio, and is aware of the risks associated with an investment in the Portfolio, including the risk that the Portfolio may not be able to maintain a constant net asset value;

(c) The Lender qualifies as an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended;

(d) No beneficiary of, or participant in, the Lender has any right to consult with regard to, advise or direct the investments made by or on behalf of the Lender hereunder;

(c) The Lender has not been organized for the purpose of purchasing Interests;

(d) Neither the execution and delivery of this Authorization Agreement by the Lender nor the purchase of any Interest by the Lender requires any approval, authorization, license, or filing from or with any foreign, federal, state or municipal board or agency except as may already be obtained by Lender or the Bank as to matters approved by order under the Investment Company Act of 1940 (“40 Act Orders”);

(e) No provision of any applicable law, regulation or document by which the Lender is bound prohibits the purchase of Interests in the Portfolio on behalf of the Lender (except as may be permitted under the 40 Act Orders); and

(f) Simultaneously herewith the Lender has completed, executed and delivered to the Portfolio a Form W-9 setting forth certain taxpayer identification information required by the Portfolio.

4. Authority. The undersigned represents that the undersigned has the full power and authority to act on behalf of and bind the Lender under this Subscription Agreement and acknowledges and agrees that the Bank is not acting as its fiduciary or investment adviser in connection with the Lender’s decision to invest in the State Street Navigator Securities Lending Trust, or any series thereof.

5. The Lender hereby represents to the Bank that, if Lender is a registered management investment company, then: (i) its policies and objectives generally permit it to engage in securities lending transactions; (ii) its policies permit it to purchase shares of the Portfolio with cash Collateral; (iii) its participation in the Bank’s securities lending program, including the investment of cash Collateral in the Portfolio, has been approved by a majority of the directors or trustees of the Lender that are not “interested persons” of the Lender within the meaning of section 2(a)(19) of the Investment Company Act of 1940, as amended, and such directors or trustees will evaluate the securities lending program no less frequently than annually to determine that the investment of cash Collateral in the Portfolio is in the Lender’s best interest; and (iv) the Lender’s prospectus and/or Statement of Additional Information provides appropriate disclosure concerning its securities lending activity.

          The Lender further represents to the Bank that it has received and reviewed, as of the date of the Agency Agreement, the Confidential Offering Memorandum of the State Street Navigator Securities Lending Trust.

6. The Lender further acknowledges that interests in the Portfolio, to which the Bank provides services, are not guaranteed or insured by the Bank or by the United States Federal Deposit Insurance Corporation or any government agency.

Agreed as of the date below written:

April 15, 2010

ARTIO GLOBAL EQUITY FUND INC.

Name:	/s/ Alex Bogaenko

/s/ Timothy J. Clemens

By:	Alex Bogaenko

Timothy J. Clemens

Its:	Treasurer

Chief Financial Officer